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                                                                    EXHIBIT 4.14
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                                     FORM OF

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                           DTE Energy Trust [II/III]

                           Dated as of ______________













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                            CROSS REFERENCE TABLE(1)


Section of Trust Indenture Act
of 1939, as amended                                       Section of Agreement

310(a) .................................................................4.1(a)
310(b) ....................................................................2.8
310(c) ...........................................................Inapplicable
311(a) ....................................................................2.2
311(b) ....................................................................2.2
311(c) ...........................................................Inapplicable
312(a) ....................................................................2.2
312(b) ....................................................................2.2
312(c) ...........................................................Inapplicable
313(a) ....................................................................2.3
313(b) ....................................................................2.3
313(c) ....................................................................2.3
313(d) ....................................................................2.3
314(a) ....................................................................2.4
314(b) ...........................................................Inapplicable
314(c) ....................................................................2.5
314(d) ...........................................................Inapplicable
314(e) ....................................................................2.5
314(f) ...........................................................Inapplicable
315(a) .........................................................3.1(d); 3.2(a)
315(b) .................................................................2.7(a)
315(c) .................................................................3.1(c)
315(d) .................................................................3.1(d)
316(a) ............................................................2.6; 5.4(a)
317(a) .................................................................3.1(b)
318(a) .................................................................2.1(b)


--------------------
     1         This Cross-Reference Table does not constitute part of the
     Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.




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                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

                                                     ARTICLE I
                                          DEFINITIONS AND INTERPRETATIONS

SECTION 1.1         Definitions and Interpretations...............................................................1


                                                    ARTICLE II
                                                TRUST INDENTURE ACT

SECTION 2.1         Trust Indenture Act:  Application.............................................................5
SECTION 2.2         List of Holders of Securities.................................................................5
SECTION 2.3         Reports by the Preferred Securities Guarantee Trustee.........................................5
SECTION 2.4         Periodic Reports to Preferred Securities Guarantee Trustee....................................6
SECTION 2.5         Evidence of Compliance with Conditions Precedent..............................................6
SECTION 2.6         Events of Default; Waiver.....................................................................6
SECTION 2.7         Event of Default; Notice......................................................................6
SECTION 2.8         Conflicting Interests.........................................................................7


                                                    ARTICLE III
                        POWERS, DUTIES AND RIGHTS OF PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 3.1         Powers and Duties of the Preferred Securities Guarantee Trustee...............................7
SECTION 3.2         Certain Rights of Preferred Securities Guarantee Trustee......................................9
SECTION 3.3         Not Responsible for Recitals or Issuance of Guarantee........................................11


                                                    ARTICLE IV
                                      PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 4.1         Preferred Securities Guarantee Trustee; Eligibility..........................................11
SECTION 4.2         Appointment, Removal and Resignation of Preferred Securities Guarantee Trustee...............12


                                                     ARTICLE V
                                                     GUARANTEE

SECTION 5.1         Guarantee....................................................................................13
SECTION 5.2         Waiver of Notice and Demand..................................................................13
SECTION 5.3         Obligations Not Affected.....................................................................13
SECTION 5.4         Rights of Holders............................................................................14
SECTION 5.5         Guarantee of Payment.........................................................................15
SECTION 5.6         Subrogation..................................................................................15


                                       i

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
SECTION 5.7         Independent Obligations......................................................................15


                                                    ARTICLE VI
                                        LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1         Limitation of Transactions...................................................................15
SECTION 6.2         Ranking......................................................................................16

                                                    ARTICLE VII
                                                    TERMINATION

SECTION 7.1         Termination..................................................................................16


                                                   ARTICLE VIII
                                                  INDEMNIFICATION

SECTION 8.1         Exculpation..................................................................................17
SECTION 8.2         Indemnification..............................................................................17
SECTION 8.3         Compensation.................................................................................18

                                                    ARTICLE IX
                                                   MISCELLANEOUS

SECTION 9.1         Successors and Assigns.......................................................................18
SECTION 9.2         Amendments...................................................................................18
SECTION 9.3         Notices......................................................................................18
SECTION 9.4         Benefit......................................................................................19
SECTION 9.5         Governing Law................................................................................19
SECTION 9.6         Counterparts.................................................................................19



                                       ii

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                  This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of ______________, is executed and delivered by DTE Energy Company, a Michigan corporation (the "Guarantor"), and [The Bank of New York], as trustee (the "Preferred Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of DTE Energy Trust [I/II], a Delaware statutory trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Agreement"), dated as of ________________, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof up to _______________ preferred securities, liquidation amount $___ per preferred security, having an aggregate liquidation amount of $_____________ designated the __% preferred securities (the "Preferred Securities");

                  WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments and fulfill certain other obligations on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is concurrently herewith executing and delivering a guarantee agreement (the "Common Securities Guarantee") with substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Agreement), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders to receive Guarantee Payments under this Preferred Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

SECTION 1.1       Definitions and Interpretations

                  In this Preferred Securities Guarantee, unless the context otherwise requires or otherwise specifies:

                  (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this
                           Section 1.1;

                  (b) terms defined in the Agreement as at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee;

                  (c) a term defined anywhere in this Preferred Securities Guarantee, including the recitals, has the same meaning throughout;

                  (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Preferred Securities Guarantee to an Article, Section or other subdivision are to an Article, Section or other subdivision of this Preferred Securities Guarantee;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee;

                  (g) a reference to the singular includes the plural and vice versa;

                  (h) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation; and

                  (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section or other subdivision.

                  "Affiliate" has the same meaning given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

                  "Business Day" means any day other than Saturday, Sunday or any day on which banking institutions in The City of New York are permitted or required by any applicable law or executive order to close.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

                  "Corporate Trust Office" means the office of the Preferred Securities Guarantee Trustee at which the corporate trust business of the Preferred Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Guarantee is located at [101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Corporate Trust Administration].

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                  "Covered Person" means any Holder or beneficial owner of
Preferred Securities.

                  "Debentures" means the series of debt securities of the Guarantor issued under the Indenture (as defined in the Agreement) held by the Property Trustee (as defined in the Agreement) on behalf of the Issuer.

                  "Direction" by a person means a written direction signed: (a) if the Person is a natural person, by that Person; or (b) in any other case in the name of such Person by one or more Authorized Officers of that Person.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer:

                           (i) any accrued and unpaid Distributions (as defined
                  in the Agreement) that are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefor,

                           (ii) the redemption or repayment price, if any,
                  specified in the Agreement, including all accrued and unpaid distributions to the date of redemption or repayment (the "Redemption or Repayment Price") with respect to Preferred Securities called or submitted for redemption or repayment, to the extent the Issuer has funds available therefor, and

                           (iii) upon a voluntary or involuntary dissolution,
                  winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities if so provided in the Agreement), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Preferred Securities Guarantee Trustee, including in its individual capacity, any Affiliate of the Preferred Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Securities Guarantee Trustee.

                  "Officers' Certificate" means, with respect to (A) the Guarantor, a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an

Assistant Secretary] of the Guarantor and (B) any other Person, a certificate signed by any two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall comply with Section 314 of the Trust Indenture Act and shall include:

                  (a) a statement that the individuals signing the Officers' Certificate have read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate are based;

                  (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as, in such individual's opinion, is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such individuals, such condition or covenant has been complied with.

                 ["Other Document" means any instrument or agreement constituting Trust Property, other than the Debentures, specified in the Agreement.]

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Property Trustee" means [The Bank of New York].

                  "Preferred Securities Guarantee Trustee" means [The Bank of New York], until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Securities Guarantee Trustee.

                  "Responsible Officer" means, with respect to the Preferred Securities Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Securities Guarantee Trustee with direct responsibility for the Preferred Securities Guarantee Trustee's obligations under this Preferred Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that Officer's knowledge of and familiarity with the particular subject.

                  "Successor Preferred Securities Guarantee Trustee" means a successor Preferred Securities Guarantee Trustee possessing the qualifications to act as Preferred Securities Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                               TRUST INDENTURE ACT


SECTION 2.1       Trust Indenture Act:  Application

                  (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

                  (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2       List of Holders of Securities

                  In accordance with ss.312(a) of the Trust Indenture Act, the Guarantor shall provide to the Preferred Securities Guarantee Trustee:

                  (a) within 14 days after each of the dates as are determined for the Property Trustee pursuant to Section 2.2(a)(i) of the Agreement, a list, in such form as the Preferred Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, provided that the Guarantor shall not be obligated to provide such List of Holders if the Preferred Securities Guarantee Trustee is the Registrar or at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Securities Guarantee Trustee by the Guarantor; and

                  (b) at any other time, within 30 days of receipt by the Guarantor of a written request by the Preferred Securities Guarantee Trustee for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Securities Guarantee Trustee. The Preferred Securities Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in the List of Holders given to it or which it receives in its capacity as paying agent or registrar (if acting in such capacity), provided that the Preferred Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  The Preferred Securities Guarantee Trustee shall comply with its obligations under ss.ss. 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3       Reports by the Preferred Securities Guarantee Trustee

                  Within 60 days after [____ 15] of each year, commencing with the [___ 15] that first occurs following the issuance of the Preferred Securities, the Preferred Securities Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to Preferred Securities Guarantee Trustee

                  The Guarantor shall provide to the Preferred Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5       Evidence of Compliance with Conditions Precedent

                  The Guarantor shall provide to the Preferred Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6       Events of Default; Waiver

                  The Holders of not less than a Majority in liquidation amount of Preferred Securities may, by vote or written consent, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7       Event of Default; Notice

                  (a) The Preferred Securities Guarantee Trustee shall, within 90 days after a Responsible Officer of the Preferred Securities Guarantee Trustee obtains actual knowledge of the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all such Events of Default actually known to such Responsible Officer of the Preferred Securities Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment or, if applicable, in the delivery of any cash, securities or other property in exchange for or upon conversion or redemption of or otherwise in accordance with the terms of, any Debenture [or Other Document] or the Preferred Securities, the Preferred Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Preferred Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except:

                  (i)      a default in the payment of any Guarantee Payment;

                  (ii) any failure to deliver any cash, securities or other property in exchange for or upon conversion or redemption of or otherwise in accordance with the terms of any Debenture [or Other Document] or the Preferred Securities, if applicable; and

                  (iii) any default as to which the Preferred Securities Guarantee Trustee shall have received written notice or of which a Responsible Officer of the Preferred Securities Guarantee Trustee charged with the administration of this Preferred Securities Guarantee shall have actual knowledge.

                  (c) The Guarantor shall file annually within 30 days after [____ 15] of each year, commencing with the [___ 15] that first occurs following the issuance of the Preferred Securities, with the Preferred Securities Guarantee Trustee in accordance with Section 314(a)(4) of the Trust Indenture Act a certification as to whether or not it is in compliance with all the conditions applicable to it under this Preferred Securities Guarantee Agreement.

SECTION 2.8       Conflicting Interests

                  (a) If the Preferred Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of ss.310(b) of the Trust Indenture Act, the Preferred Securities Guarantee Trustee shall in all respects comply with the provisions of ss.310(b) of the Trust Indenture Act.

                  (b) The Agreement and the Indenture shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act. [Describe others if applicable]

                                  ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                     PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Preferred Securities Guarantee
                  Trustee

                  (a) This Preferred Securities Guarantee shall be held by the Preferred Securities Guarantee Trustee for the benefit of the Holders, and the Preferred Securities Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Securities Guarantee Trustee on acceptance by such Successor Preferred Securities Guarantee Trustee of its appointment to act as Successor Preferred Securities Guarantee Trustee. The right, title and interest of the Preferred Securities Guarantee Trustee shall automatically vest in any Successor Preferred Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Securities Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee has occurred and is continuing, the Preferred Securities Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders.

                  (c) The Preferred Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default
                  and after the curing or waiving of such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                           Preferred Securities Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Securities Guarantee Trustee; and

                                    (B) in the absence of bad faith on the part
                           of the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Securities Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Securities Guarantee Trustee, the Preferred Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                           (ii) the Preferred Securities Guarantee Trustee shall
                  not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Securities Guarantee Trustee, unless it shall be proved that the Preferred Securities Guarantee Trustee was negligent in ascertaining the pertinent facts;

                           (iii) the Preferred Securities Guarantee Trustee
                  shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Securities Guarantee Trustee under this Preferred Securities Guarantee; and

                           (iv) no provision of this Preferred Securities
                  Guarantee shall require the Preferred Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or if indemnity reasonably satisfactory to the Preferred Securities Guarantee Trustee against such risk or liability is not reasonably assured to it.

SECTION 3.2       Certain Rights of Preferred Securities Guarantee Trustee

                  (a) Subject to the provisions of Section 3.1:

                           (i) the Preferred Securities Guarantee Trustee may
                  conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                           (ii) any direction or act of the Guarantor
                  contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by a Direction or an Officers' Certificate;

                           (iii) whenever, in the administration of this
                  Preferred Securities Guarantee, the Preferred Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                           (iv) the Preferred Securities Guarantee Trustee shall
                  have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof);

                           (v) the Preferred Securities Guarantee Trustee may
                  consult with competent legal counsel or other experts, and the advice or written opinion of such counsel and experts with respect to legal matters or advice within the scope of such legal counsel's or expert's area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

                           (vi) the Preferred Securities Guarantee Trustee shall
                  be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Securities Guarantee Trustee, against the reasonable costs, expenses (including reasonable attorneys' fees and reasonable expenses and the expenses of the Preferred Securities Guarantee Trustee, agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

                           (vii) the Preferred Securities Guarantee Trustee
                  shall not be bound to conduct an investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (viii) the Preferred Securities Guarantee Trustee may
                  execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                           (ix) any action taken by the Preferred Securities
                  Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Preferred Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action, and no third party shall be required to inquire as to the authority of the Preferred Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Securities Guarantee Trustee's or its agent's taking such action;

                           (x) whenever in the administration of this Preferred
                  Securities Guarantee the Preferred Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Securities Guarantee Trustee
                  (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred

                  Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions;

                           (xi) except as otherwise expressly provided by this
                  Preferred Securities Guarantee, the Preferred Securities Guarantee Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Preferred Securities Guarantee; and

                           (xii) the Preferred Securities Guarantee Trustee
                  shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

                  (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3       Not Responsible for Recitals or Issuance of Guarantee

                  The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Preferred Securities Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV
                     PREFERRED SECURITIES GUARANTEE TRUSTEE

SECTION 4.1       Preferred Securities Guarantee Trustee; Eligibility

                  (a) There shall at all times be a Preferred Securities Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business
                  under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Preferred Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

SECTION 4.2 Appointment, Removal and Resignation of Preferred Securities Guarantee Trustee

                  (a) Subject to Section 4.2(b), the Preferred Securities Guarantee Trustee may be appointed or removed without cause at any time:

                           (i) until the issuance of any Preferred Securities,
                  by written instrument executed by the Guarantor;

                           (ii) unless an Event of Default shall have occurred
                  and be continuing, after the issuance of any Securities, by the Guarantor; and

                           (iii) if an Event of Default shall have occurred and
                  be continuing, after the issuance of the Preferred Securities, by vote or written consent of the Holders of a Majority in liquidation amount of the Preferred Securities.

                  (b) The Preferred Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Securities Guarantee Trustee and delivered to the Guarantor.

                  (c) The Preferred Securities Guarantee Trustee appointed to office shall hold office until a Successor Preferred Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Securities Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Securities Guarantee Trustee.

                  (d) If no Successor Preferred Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section
4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the Preferred Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Preferred Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Securities Guarantee Trustee.

                  (e) No Preferred Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Securities Guarantee Trustee.

                  (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Securities Guarantee Trustee all amounts due to the Preferred Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1       Guarantee

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                  In addition, the Guarantor irrevocably and unconditionally agrees to cause the Issuer to deliver to the Holders such securities and other property as may be deliverable to them in accordance with the terms of the Preferred Securities, including as a result of any conversion, exchange, redemption, liquidation or other provision of the Debentures, [the Other Documents] or the Preferred Securities.

SECTION 5.2       Waiver of Notice and Demand

                  The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3       Obligations Not Affected

                  The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion any sums payable or the performance by the Issuer of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4       Rights of Holders

                  (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Securities Guarantee Trustee under this Preferred Securities Guarantee.

                  (b) If the Preferred Securities Guarantee Trustee fails to enforce this Preferred Securities Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Securities Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment or to perform any of its other obligations under Section 5.1, a Holder may directly institute a proceeding in the Holder's own name against the Guarantor for enforcement of this Preferred Securities Guarantee for the portion of such Guarantee Payment or the performance of such other obligation to which such Holder is entitled. The Guarantor waives any right or remedy to require that any action on this Preferred Securities Guarantee be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5       Guarantee of Payment

                  This Preferred Securities Guarantee creates a guarantee of payment and not of collection. This Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (to the extent not paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Agreement.

SECTION 5.6       Subrogation

                  The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid or property delivered to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount or property in trust for the Holders and to pay over such amount or deliver such property to the Holders entitled thereto.

SECTION 5.7       Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                       LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1       Limitation of Transactions

                  So long as any Preferred Securities remain outstanding, the Guarantor shall not

         (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock);

         (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor that rank pari passu with or junior in right of payment to the Debentures;

         (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary thereof or any other party if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee and any Other Documents, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans)

if at such time (i) there shall have occurred any event of which the Guarantor has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be an Event of Default, (ii) the Guarantor shall be in default with respect to its payment or other obligations under Section 5.1 of this Preferred Securities Guarantee or (iii) , if the terms of the Debentures provide for the deferral of the obligation of the Guarantor, as issuer of the Debenture, to pay interest thereon, whether at the option of the Guarantor or another Person or otherwise, a notice of deferral has been given and not rescinded or any interest deferral period shall have commenced and be continuing. [insert or modify the foregoing provision as appropriate]

SECTION 6.2       Ranking

                  This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank [insert applicable ranking, i.e., equal to Debentures, subordinate, senior or otherwise]

                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1       Termination

                  This Preferred Securities Guarantee shall terminate upon (i) full payment of the Redemption or Repayment Price of all Preferred Securities,
(ii) the conversion or exchange of all the Preferred Securities and the full payment of any related amounts or (iii) full payment of the amounts payable or delivery of securities or other property deliverable upon liquidation of the Issuer, in each case, in accordance with the terms of the Agreement. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid or other property distributed under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1       Exculpation

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence, bad faith or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 8.2       Indemnification

                  (a) To the fullest extent permitted by applicable law, the Guarantor agrees to indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Preferred Securities Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

                  (b) To the fullest extent permitted by applicable law, reasonable out-of-pocket expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

                  (c) The provisions set forth in this Section 8.2 shall survive the termination of the Preferred Securities Guarantee and any resignation or removal of the Preferred Securities Guarantee Trustee.

SECTION 8.3       Compensation

                  The Guarantor agrees:

                  (a) to pay to the Preferred Securities Guarantee Trustee from time to time such compensation as shall be agreed in writing between the Guarantor and the Preferred Securities Guarantee Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                  (b) to reimburse the Preferred Securities Guarantee Trustee upon its request for reasonable expenses, disbursements and advances incurred or made by the Preferred Securities Guarantee Trustee in accordance with any provision of this Preferred Securities Guarantee (including the reasonable compensation and the expenses and advances of its agents and counsel), except any such expense or advance as may be attributable to its negligence, willful misconduct or bad faith.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1       Successors and Assigns

                  All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 9.2       Amendments

                  Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended while any Preferred Securities are outstanding with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities covered by the Preferred Securities Guarantee. The provisions of Section 12.2 of the Agreement with respect to meetings of Holders apply to the giving of such approval.

SECTION 9.3       Notices

                  All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) If given to the Preferred Securities Guarantee Trustee, at the Preferred Securities Guarantee Trustee's mailing address set forth below (or such other address as the

Preferred Securities Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                                    The Bank of New York
                                    101 Barclay Street, Floor 21W
                                    New York, New York 10286
                                    Attention: Corporate Trust Administration

                  (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                                    DTE Energy Company
                                    2000 2nd Avenue
                                    Detroit, Michigan 48826-1279
                                    Attention:   ___________________

                  (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4       Benefit

                  This Preferred Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5       Governing Law.

                  THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF _______ WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 9.6       Counterparts.

                  The parties may sign any number of copies of this Preferred Securities Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Preferred Securities Guarantee.

                  THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                   DTE ENERGY COMPANY
                                   as Guarantor


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:


                                   [THE BANK OF NEW YORK]
                                   as Preferred Securities Guarantee Trustee


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title: